SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 17, 2023
Date of Report (Date of earliest event reported)

UNITED SECURITY BANCSHARES
(Exact Name of Registrant as Specified in its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-32987	91-2112732
(Commission File Number)	(I.R.S. Employer Identification No.)

2126 Inyo Street, Fresno, California	93721
(Address of principal executive offices)	(Zip Code)
559-248-4943
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	UBFO	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders
On May 17, 2023 United Security Bancshares (the “Company”) held its annual meeting of shareholders. A total of 11,980,079 shares were represented and voted at the meeting, constituting 70.08% of the 17,094,298 issued and outstanding shares entitled to vote at the meeting. At the annual meeting, the Company’s shareholders (i) elected all 10 nominees to the Company’s Board of Directors, and (ii) ratified the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for 2023. The following are the voting results of each matter submitted to the Company’s shareholders at the annual meeting:

1.Election of the following 10 nominees to the Company’s Board of Directors for a term of one year:

Nominee	For	Against	Abstain	Broker Non-Votes
Stanley J. Cavalla	8,899,113	51,123	—	3,029,843
Tom Ellithorpe	8,826,802	123,434	—	3,029,843
Heather Hammack	8,301,293	648,942	—	3,029,843
Benjamin Mackovak	8,116,448	833,787	—	3,029,843
Nabeel Mahmood	8,867,540	82,695	—	3,029,843
Kenneth D. Newby	8,897,996	52,240	—	3,029,843
Susan Quigley	8,313,148	637,087	—	3,029,843
Brian Tkacz	8,284,105	666,130	—	3,029,843
Dora Westerlund	8,878,186	72,050	—	3,029,843
Dennis R. Woods	8,904,125	46,111	—	3,029,843
2.    Ratification of Moss Adams LLP as the Company’s independent registered public accounting firm for 2023:

For	Against	Abstain	Non-Votes
11,632,523	3,374	344,182	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

United Security Bancshares

Date:	May 18, 2023	By: /s/ David A. Kinross
David A. Kinross
Senior Vice President and Chief Financial Officer